Exhibit 99.1

NMS Communications Announces Financial Results for the Third Quarter Ended September 30, 2008

FRAMINGHAM, Mass.--(BUSINESS WIRE)--October 29, 2008--NMS Communications Corporation (NASDAQ: NMSS), a leading provider of applications and platforms for value-added services in mobile telecommunications today announced financial results for the third quarter ended September 30, 2008. These results are in line with the preliminary results that were announced on Thursday, October 23, 2008.

Total revenues from continuing operations for the third quarter of 2008 were $16.2 million, a decrease of 24% compared to $21.2 million for the corresponding quarter in 2007, and a decrease of 5% compared to $17.1 million for the second quarter of 2008. Loss from continuing operations for the third quarter of 2008 was $(7.1) million, or $(0.16) per share, compared to a loss from continuing operations of $(1.4) million, or $(0.03) per share, for the third quarter of 2007. Net loss for the third quarter of 2008 was $(7.1) million, or $(0.16) per share, compared to a net loss of $(1.5) million, or $(0.03) per share, for the third quarter of 2007.

Non-GAAP loss from continuing operations was $(4.4) million, or $(0.10) per share, for the third quarter of 2008, compared to non-GAAP income from continuing operations of $0.1 million, or $0.00 per share, in the third quarter of 2007. A complete reconciliation between income (loss) from continuing operations and income (loss) from continuing operations per share figures on a GAAP basis and a non-GAAP basis is provided in the financial tables at the end of this press release.

Cash, cash equivalents and marketable securities totaled $4.6 million on September 30, 2008, compared to $9.3 million at the end of the previous quarter.

About NMS Communications Corporation

NMS Communications Corporation (NASDAQ:NMSS) is a leading provider of applications, platforms and technologies that make possible the rapid creation and deployment of a broad range of value-added services, from voice mail to IVR to ringback and mobile TV. Visit www.nmss.com for more information.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements about our expected future financial and operating performance, demand for and performance of our products and growth opportunities. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2007. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

Use of Non-GAAP Financial Measures

In addition to reporting its financial results in accordance with generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP income (loss) from continuing operations, non-GAAP income (loss) from continuing operations per share figures, non-GAAP net income (loss), and non-GAAP net income (loss) per share figures, which are non-GAAP financial measures adjusted to exclude certain non-cash and other specified expenses. The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations. Management uses these non-GAAP financial measures when evaluating the Company's financial results, as well as for internal planning and forecasting purposes. Specifically, the Company has excluded stock-based compensation, the other-than-temporary impairment of Verso common stock, transaction costs related to the proposed sale of the NMS Communications Platforms business and amortization of intangible assets from its non-GAAP financial measures. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A reconciliation between these non-GAAP financial measures on a GAAP basis and a non-GAAP basis is provided in a table at the end of this press release.

NMS Communications is a trademark of NMS Communications Corporation. All other brand or product names may be trademarks or registered trademarks of their respective holders.

NMS COMMUNICATIONS CORPORATION
Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Unaudited and in thousands)

Revenues	$16,153	$21,173	$52,418	$59,773

Cost of revenues	7,174	7,372	21,838	23,131

Gross profit	8,979	13,801	30,580	36,642
	56%	65%	58%	61%
Operating expenses:
Selling, general and administrative	10,750	10,580	32,013	31,049
Research and development	5,327	4,338	15,937	13,650
Restructuring	39	-	1,454	-
Total operating expenses	16,116	14,918	49,404	44,699

Operating loss	(7,137)	(1,117)	(18,824)	(8,057)

Other income (expense), net	126	(47)	(1,815)	363

Loss from continuing operations before income taxes	(7,011)	(1,164)	(20,639)	(7,694)
Income tax expense	103	248	594	319

Loss from continuing operations	(7,114)	(1,412)	(21,233)	(8,013)

Loss from discontinued operations (net of income tax benefit of $0, $24, $0 and $73, respectively)	-	(105)	-	(1,677)
Loss on disposal of discontinued operations	-	-	(367)	-

Net loss	$(7,114)	$(1,517)	$(21,600)	$(9,690)

Net loss from continuing operations per common share-basic and diluted	$(0.16)	$(0.03)	$(0.47)	$(0.18)

Net loss per common share-basic and diluted	$(0.16)	$(0.03)	$(0.48)	$(0.22)

Shares used in net loss per common share-basic and diluted	45,730	44,116	45,297	43,892

NMS COMMUNICATIONS CORPORATION
Condensed Consolidated Balance Sheet

	September 30,	December 31,
	2008	2007
	(Unaudited)
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$4,623	$20,179
Marketable securities	-	9,993
Accounts receivable, net of allowance for doubtful accounts of $222 and $113, respectively	10,043	13,762
Inventories	2,843	2,720
Prepaid expenses and other assets	2,846	3,414
Total current assets	20,355	50,068

Property and equipment, net	3,980	5,096
Goodwill	11,170	5,427
Intangible assets, net	12,078	4,185
Other assets, net	2,812	2,964
Total assets	$50,395	$67,740

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,275	$6,846
Accrued expenses and other liabilities	5,949	7,557
Accrued restructuring, current portion	1,288	938
Capital lease obligations, current portion	313	-
Revolving line of credit	3,805	-
Deferred revenue	4,495	3,414
Total current liabilities	20,125	18,755
Accrued restructuring, long term portion	1,621	1,811
Capital lease obligations, long term portion	245	-
Accrued warranty	48	171
Total liabilities	22,039	20,737
Stockholders' equity	28,356	47,003
Total liabilities and stockholders' equity	$50,395	$67,740

NMS COMMUNICATIONS CORPORATION
Unaudited Reconciliation of Non-GAAP Measures to Comparable GAAP Measures

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

	(In thousands, except per share data)
Income (loss) from continuing operations
GAAP loss from continuing operations	$(7,114)	$(1,412)	$(21,233)	$(8,013)
Plus:
Stock-based compensation	562	1,228	3,045	3,827
Amortization of identified intangible assets	1,126	292	2,695	876
Transaction costs related to proposed sale of NMS CP business	1,013	-	1,013	-
Other-than-temporary impairment loss on marketable securities	-	-	1,881	-
Non-GAAP income (loss) from continuing operations	$(4,413)	$108	$(12,599)	$(3,310)

Loss from continuing operations per common share, basic and diluted
GAAP loss from continuing operations per common share, basic and diluted	$(0.16)	$(0.03)	$(0.47)	$(0.18)
Plus:
Stock-based compensation	0.01	0.03	0.07	0.09
Amortization of identified intangible assets	0.03	-	0.06	0.02
Transaction costs related to proposed sale of NMS CP business	0.02	-	0.02	-
Other-than-temporary impairment loss on marketable securities	-	-	0.04	-
Non-GAAP loss from continuing operations per common share, basic and diluted	$(0.10)	$-	$(0.28)	$(0.07)

Net income (loss)
GAAP net loss	$(7,114)	$(1,517)	$(21,600)	$(9,690)
Plus:
Stock-based compensation	562	1,228	3,045	3,827
Amortization of identified intangible assets	1,126	292	2,695	876
Transaction costs related to proposed sale of NMS CP business	1,013	-	1,013	-
Other-than-temporary impairment loss on marketable securities	-	-	1,881	-
Non-GAAP net income (loss)	$(4,413)	$3	$(12,966)	$(4,987)

Net loss per common share, basic and diluted
GAAP net loss per common share, basic and diluted	$(0.16)	$(0.03)	$(0.48)	$(0.22)
Plus:
Stock-based compensation	0.01	0.03	0.07	0.09
Amortization of identified intangible assets	0.03	-	0.06	0.02
Transaction costs related to proposed sale of NMS CP business	0.02	-	0.02	-
Other-than-temporary impairment loss on marketable securities	-	-	0.04	-
Non-GAAP net loss per common share, basic and diluted	$(0.10)	$-	$(0.29)	$(0.11)

Shares used in computing basic and diluted Non-GAAP net loss per common share	45,730	44,116	45,297	43,892

Gross profit
GAAP gross profit	$8,979	$13,801	$30,580	$36,642
Plus:
Stock-based compensation	21	39	65	127
Amortization of identified intangible assets	979	265	2,342	794
Non-GAAP gross profit	$9,979	$14,105	$32,987	$37,563

Total expenses
Total Non-GAAP expenses	$20,589	$20,770	$64,489	$63,127
Plus:
Stock-based compensation
Cost of revenue	21	39	65	127
Selling, general and administrative	493	1,122	2,839	3,394
Research and development	48	67	141	306
Total stock-based compensation	562	1,228	3,045	3,827
Amortization of intangible assets
Cost of revenue	979	265	2,342	794
Selling, general and administrative	147	27	353	82
Total amortization of intangible assets	1,126	292	2,695	876
Transaction costs related to proposed sale of NMS CP business
Selling, general and administrative	1,013	-	1,013	-
Total transaction costs related to proposed sale of NMS CP business	1,013	-	1,013	-
Total GAAP expenses	$23,290	$22,290	$71,242	$67,830

CONTACT:
NMS Communications
Herb Shumway, 508-271-1481
CFO
Herb_Shumway@nmss.com
or
ICR, Inc.
Staci Mortenson, 203-682-8273
SVP
Staci.Mortenson@icrinc.com